UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 16, 2024

BIOTRICITY INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40761	30-0983531
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

203 Redwood Shores Parkway, Suite 600

Redwood City, California 94065

(Address of Principal Executive Offices)

(800) 590-4155

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, Par Value $0.001	BTCY	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 8.01 relating to the Private Placement (defined below) is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of the Investor (defined below) in the Purchase Agreement, the offering and sale of the securities will be made in reliance on the exemption afforded by Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and corresponding provisions of state securities or “blue sky” laws. The securities will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (the “SEC”) or an applicable exemption from the registration requirements. The sale of the securities will not involve a public offering and will be made without general solicitation or general advertising. The Investor represented that it is an accredited investor, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and that they are acquiring the securities for investment purposes only and not with a view to any resale, distribution or other disposition of the securities in violation of the U.S. federal securities laws.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy the securities of the Company.

Item 8.01 Other Events

As previously reported, on June 24, 2024, the Company consummated the first closing (the “First Closing”) pursuant to a securities purchase agreement (the “Purchase Agreement”) with an institutional investor (the “Investor”) for the issuance and sale, in a private placement offering (the “Private Placement”), of 55 shares of the Company’s Series B Convertible Preferred Stock, $0.001 par value (the “Series B Preferred Stock”), at a purchase price of $9,090.91 per share of Series B Convertible Preferred Stock, for gross proceeds of $500,000, with an option, at any time prior to the 30th calendar day following the First Closing, for the Company to require the Investor to consummate a subsequent closing to purchase up to an additional 165 shares of the Company’s Series B Preferred Stock at a purchase price of $9,090.91 per share for gross proceeds of up to $1,500,000. On July 16, 2024, pursuant to the Purchase Agreement and a side letter between the Company and the Investor, the Company consummated the Second Closing pursuant to the Purchase Agreement (the “Second Closing”) for the issuance and sale of 55 shares of Series B Preferred Stock for gross proceeds of $500,000. A copy of the side letter is filed as Exhibit 10.1 to the Current Report on Form 8-K and is incorporated herein by reference. Pursuant to the Purchase Agreement, the Company has also agreed to seek the approval of the Company’s stockholders that may be required upon conversion of the Series B Preferred Stock (the “Stockholder Approval”), if required by the applicable rules and regulations of Nasdaq Capital Market. The Company has agreed to hold an annual or special meeting of stockholders for the purpose of obtaining Stockholder Approval as soon as practicable, but in no event later than August 15, 2024, and to hold a meeting every three (3) months thereafter for the purpose of obtaining Stockholder Approval if the proposal is not approved at the first meeting until Stockholder Approval is obtained.

The foregoing summaries of the Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement, which are filed as Exhibits 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Side letter, dated July 16, 2024
10.2	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on June 24, 2024)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 16, 2024

BIOTRICITY INC.

By:	/s/ Waqaas Al-Siddiq
Waqaas Al-Siddiq
Chief Executive Officer